                            INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of U.S. Restaurant Properties Master L.P.'s 1st Amendment to Form S-3 to be filed the week of May 20, 1996, related to Wiggins Enterprises, Inc. We consent to the reference to us under the heading "Experts" on such Prospectus.

Thigpen & Lanier
Statesboro, Georgia
May 21, 1996